UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 13, 2017 (January 10, 2017)
PERFORMANCE SPORTS GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.
On January 12, 2017, Performance Sports Group Ltd. (the “Company”) issued a press release announcing that it and certain of its U.S. and Canadian subsidiaries filed a monthly operating report for the period beginning October 31, 2016 and ending November 30, 2016 (the “Monthly Operating Report”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the chapter 11 cases captioned In re BPS US Holdings, Inc. et al.,  Ch. 11 Case No. 16-12373 (Bankr. D. Del. Oct. 31, 2016) [Docket No. 532] and that Ernst & Young Inc., in its capacity as monitor to the Company, as appointed by order of the Ontario Superior Court of Justice (Commercial List) (the “CCAA Court”) would file a report (the “Monitor Report”) on or about January 13, 2017 including an appendix containing certain financial information. The Monthly Operating Report is available on the claims agent site at: https://cases.primeclerk.com/PSG/Home-DocketInfo and the Monitor Report is available on the monitor’s site at: http://documentcentre.eycan.com/Pages/Main.aspx?SID=390&Redirect=1.
The press release also provided a bi-weekly status update in accordance with the Company’s obligations under the alternative information guidelines set out in National Policy 12-203 - Cease Trade Orders for Continuous Disclosure Defaults.
A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Caution Regarding the Monthly Operating Report and the Monitor’s Report
The Company cautions readers not to place undue reliance upon the information contained in the Monthly Operating Report or the Monitor’s Report, neither of which has been prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. Both the Monthly Operating Report and the Monitor’s Report are limited in scope, cover a limited time period and have been prepared solely for the purpose of complying with the reporting requirements of the Bankruptcy Court, in the case of the Monthly Operating Report, and the CCAA Court, in the case of the Monitor’s Report. In each case, the Monthly Operating Report and the Monitor’s Report have not been audited or reviewed by independent accountants nor approved by the audit committee or the board of directors of the Company, was not prepared in accordance with generally accepted accounting principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report or the financial information in the Monitor’s Report is complete. Trading in the Company’s securities during the bankruptcy proceedings is highly speculative and poses substantial risks. The Company’s shareholders should not view the trading activity of its common shares on the OTC marketplace or any other market or trading platform as being indicative of the recovery (if any) that the Company’s shareholders may receive in the bankruptcy proceedings. The Monthly Operating Report and the Monitor’s Report also contain information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to applicable securities laws, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to applicable securities laws. Information set forth in the Monthly Operating Report and the Monitor’s Report should not be viewed as indicative of future results nor should such information be viewed as indicative of the Company’s financial condition or operating results that would be reflected in the Company’s financial statements from any other period or that may be expected if the bankruptcy proceedings and related transactions are consummated.
Item 9.01                          Financial Statements and Exhibits.
(d)            Exhibits.
Exhibit No.	Description
99.1	Press Release, dated January 12, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 13, 2017
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated January 12, 2017.